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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a Party other than the Registrant ☐

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Aptar Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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475 West Terra Cotta Avenue, Suite E Crystal Lake, Illinois 60014 815-477-0424

March 26, 2004

Dear Stockholder,

       It is my pleasure to invite you to attend our annual meeting of stockholders on Wednesday, May 5, 2004. At the meeting, we will review AptarGroup’s performance for fiscal year 2003 and our outlook for the future.

       A notice of the annual meeting and proxy statement are attached. You will also find enclosed voting instructions. The vote of each stockholder is important to us. Whether or not you expect to attend the annual meeting, I urge you to vote by the internet or by telephone, or alternatively, to complete and return the enclosed proxy card as soon as possible in the accompanying postage-paid envelope.

       I look forward to seeing you on May 5th and addressing your questions and comments.

Sincerely,

Carl A. Siebel
President and Chief Executive Officer

475 West Terra Cotta Avenue, Suite E Crystal Lake, Illinois 60014 815-477-0424

March 26, 2004

NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

       The annual meeting of stockholders of AptarGroup, Inc. will be held on Wednesday, May 5, 2004 at 9:00 a.m., at the offices of Sidley Austin Brown & Wood LLP, Bank One Plaza, 10 South Dearborn Street, 55th Floor, Chicago, Illinois, 60603 to consider and take action on the following proposals:

1.	Election of three directors to terms of office expiring at the annual meeting in 2007;

2.	Approval of the 2004 Stock Option Awards Plan;

3.	Approval of the 2004 Director Stock Option Plan; and

4.	Transaction of any other business that is properly raised at the meeting.

      Your Board of Directors recommends a vote FOR the proposals listed above.

      Stockholders owning our common stock as of the close of business on March 11, 2004 are entitled to vote at the annual meeting. Each stockholder has one vote per share.

      Whether or not you plan to attend the annual meeting, we urge you to vote your shares by using the internet, toll free telephone number or by completing and mailing the enclosed proxy card.

By Order of the Board of Directors,

Stephen J. Hagge
Secretary

i

ii

475 West Terra Cotta Ave, Suite E
Crystal Lake, Illinois 60014

PROXY STATEMENT

ANNUAL MEETING INFORMATION

        This proxy statement contains information related to the annual meeting of stockholders of AptarGroup, Inc. to be held on Wednesday, May 5, 2004, beginning at 9:00 a.m., at the offices of Sidley Austin Brown & Wood LLP, Bank One Plaza, 10 South Dearborn Street, 55th Floor, Chicago, Illinois, and at any postponements or adjournments of the meeting. The proxy statement was prepared under the direction of AptarGroup’s Board of Directors to solicit your proxy for use at the annual meeting. It will be mailed to stockholders on or about March 26, 2004.

Who is entitled to vote?

      Stockholders owning our common stock at the close of business on March 11, 2004 are entitled to vote at the annual meeting, or any postponement or adjournment of the meeting. Each stockholder has one vote per share on all matters to be voted on at the meeting. On March 11, 2004, there were 36,498,786 shares of common stock outstanding.

What am I voting on?

      You are asked to vote on the following proposals:

       ▶Election of three nominees to serve on our Board of Directors,

       ▶Approval of the 2004 Stock Awards Plan, and

       ▶Approval of the 2004 Director Stock Option Plan

      The Board of Directors knows of no other business that will be presented at the meeting. If other matters properly come before the annual meeting, the persons named as proxies will vote on them in accordance with their best judgment.

How does the Board of Directors recommend I vote on the proposals?

      The Board recommends a vote FOR the election of each of the Director nominees and FOR approval of the 2004 Stock Awards Plan and the 2004 Director Stock Option Plan. Unless you give other instructions when voting your proxy, the persons named as proxies will vote in accordance with the recommendation of the Board.

How do I vote?

      You can vote your proxy in any of the following ways:

       ▶By Internet: You can vote by internet by following the instructions on your proxy card.

       ▶By Telephone: You can vote by touch tone telephone by following the instructions on your proxy card.

       ▶By Mail: Sign, date and complete the enclosed proxy card and return it in the prepaid envelope.

      When voting to elect directors, you have three options:

•	Vote for all nominees

•	Vote for only some of the nominees

•	Withhold authority to vote for all or some nominees

When voting on all other proposals, you again have three options, but they are different from those pertaining to the election of directors:

•	Vote FOR a given proposal

•	Vote AGAINST a given proposal

•	ABSTAIN from voting on a given proposal

      If you return your proxy with no votes marked, your shares will be voted as follows:

•	FOR the election of all three nominees for director

•	FOR the approval of the 2004 Stock Awards Plan

•	FOR the approval of the 2004 Director Stock Option Plan

      You can revoke your proxy at any time before it is exercised by any of the following methods:

•	Writing to AptarGroup’s Corporate Secretary

•	Submitting another signed proxy card with a later date

•	Voting in person at the annual meeting

•	Entering a new vote by telephone or the internet

What is a quorum?

      A “quorum” is the presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares of AptarGroup’s common stock on March 11, 2004. There must be a quorum for the meeting to be held. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

How are shares in a 401(k) plan voted?

      If you hold shares of AptarGroup through your 401(k) plan, you will be instructing the trustee how to vote your shares by completing and returning your proxy card, voting by phone or by the internet. If you do not return your proxy card, or if you return it with unclear voting instructions, or if you do not vote by phone or the internet, the trustee will vote the shares in your 401(k) account in the same proportion as the 401(k) shares for which voting instructions are received.

How are shares held in a broker account voted?

      If you own shares through a broker, you should be contacted by your broker regarding a proxy card and whether telephone or internet voting options are available. If you do not instruct your broker on how to vote your shares, your broker, as the registered holder of your shares, may represent your shares at the annual meeting for purposes of determining a quorum. Any unvoted shares, called “broker non-votes,” will not affect the outcome of the matter put to a vote.

How many votes are required to approve each proposal?

      The three persons receiving the greatest number of votes will be elected to serve as directors. As a result, withholding authority to vote for a director nominee and non-votes with respect to the election of directors will not affect the outcome of the election. Approval of the 2004 Stock Awards Plan and the 2004 Director Stock Option Plan require the affirmative vote of a majority of the shares present at the meeting and entitled to vote on the proposals. Abstaining is the legal equivalent of voting against a proposal. Non-voted shares will not affect the result.

Who will count the votes?

      Our agent, ADP Investor Communications Services, will count the votes cast by proxy or in person at the annual meeting.

Following are the proposals to be voted on at this year’s annual meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS

        The Board of Directors is currently comprised of ten members divided into three classes, with one class of directors elected each year for a three-year term. The Board of Directors proposes the following nominees, each of whom is currently serving as a director, to be elected for a new term expiring at the 2007 annual meeting.

      If any of the director nominees is unable or fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee nominated by the Corporate Governance Committee of the Board of Directors. The following sets forth information as to each nominee for election at this meeting and each director continuing in office.

NOMINEES FOR ELECTION AT THIS MEETING TO TERMS EXPIRING IN 2007

	Director
Name	Since	Age	Principal Occupation and Directorships

Alain Chevassus	2001	59	Mr. Chevassus has been President of COSFIBEL (flexible plastic packaging) since 2000. From 1977 to 1999, Mr. Chevassus was President and Chief Executive Officer of Techpack International (a cosmetic packaging division of Pechiney S.A.).
Stephen J. Hagge	2001	52	Mr. Hagge has been Executive Vice President, Chief Financial Officer and Secretary of AptarGroup since 1993. From 1993 to 2000, Mr. Hagge was also Treasurer of AptarGroup.
Carl A. Siebel	1993	69	Mr. Siebel has been President and Chief Executive Officer of AptarGroup since 1995. From 1993 through 1995, he was President and Chief Operating Officer of AptarGroup.

The Board of Directors recommends a vote FOR each of the nominees for Director.

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2005

	Director
Name	Since	Age	Principal Occupation and Directorships

King W. Harris	1993	60	Mr. Harris has been Chairman of the Board since 1996. Since 2000, Mr. Harris has been Chairman of Harris Holdings, Inc. (investments). Since 2002, Mr. Harris has served as Chairman of the Board of the Rehabilitation Institute of Chicago. From 1987 to 2000, Mr. Harris was President and Chief Executive Officer

	Director
Name	Since	Age	Principal Occupation and Directorships

			of Pittway Corporation (now part of the Security and Fire Solutions Group of Honeywell International, Inc. (“Honeywell”)). Mr. Harris is Vice-Chairman and a director of Penton Media, Inc. (a business-to-business trade show operator and media company) and a director of Alberto-Culver Co. (a health and beauty products company).
Peter H. Pfeiffer	1993	55	Mr. Pfeiffer has been Vice Chairman of the Board since 1993.
Dr. Joanne C. Smith	1999	43	Dr. Smith has served as Senior Vice President, Corporate Strategy, Rehabilitation Institute of Chicago since 2002. From 1997 to 2002, Dr. Smith served as Senior Vice President and Chief Operating Officer of the Corporate Partnership Division of the Rehabilitation Institute of Chicago. She has been a physician at the Rehabilitation Institute since 1992 and served as its Director of Business Development from 1994 to 1997. As of December 2003, Dr. Smith is a director of Hillenbrand Industries, Inc. (healthcare, deathcare).

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL 2006

	Director
Name	Since	Age	Principal Occupation and Directorships

Rodney L. Goldstein	2003	52	In 2003, Mr. Goldstein was appointed Chairman of Frontenac Company LLC (venture capital investing). For more than the past five years, Mr. Goldstein has been a Managing Partner of Frontenac. Mr. Goldstein represents Frontenac on the boards of directors of several privately held companies.
Ralph Gruska	1993	72	Mr. Gruska is retired. For more than the past five years, Mr. Gruska had been retired. From 1989 to 1991, Mr. Gruska served as Chairman and Chief Executive Officer of the Cosmetics Packaging and Dispensers Division of Cope Allman Packaging plc (a United Kingdom packaging company).
Dr. Leo A. Guthart	1993	66	Dr. Guthart has been the Managing Member of the General Partner of Topspin Partners L.P. (venture capital investing) since 2000. From 2001 to 2003, Dr. Guthart was Executive Vice President of the Home and Building Control Group of Honeywell. From 2000 to 2001, Dr. Guthart was Chairman of the Security and Fire Solutions Group of Honeywell. For more than five years prior to 2000, Dr. Guthart was Chairman and

	Director
Name	Since	Age	Principal Occupation and Directorships

			Chief Executive Officer of Ademco Security Group (now part of Honeywell). Dr. Guthart is a director of the Acorn Investment Trust (an investment trustee) and Symbol Technologies, Inc. (bar code scanners and wireless equipment).
Prof. Dr. Robert W. Hacker	2000	64	Prof. Dr. Hacker is retired. For more than five years prior to 2001, Prof. Dr. Hacker was the Chief of Cardiac Surgery at Herz- und Gefässklinik (Heart and Vessel Clinic), Bad Neustadt, Germany.

BOARD STRUCTURE AND MEETING ATTENDANCE

        The Board of Directors has four active committees: the Corporate Governance, Audit, Compensation and Executive Committees. Each committee is governed by a charter approved by the Board of Directors. The Board has made these charters available through the Corporate Governance link on the Investor Relations page of the AptarGroup website at the following address: http://www.aptargroup.com. Each member of the Corporate Governance, Audit and Compensation Committees meets the independence requirements of the New York Stock Exchange. Committees report their actions to the full Board at its next regular meeting. An affirmative vote of at least 70% of the Board is required to change the size, membership or powers of these committees, to fill vacancies in them, or to dissolve them. A description of the duties of each committee follows the table below.

      The Board met 8 times in 2003. No current director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the committees on which each director served. AptarGroup does not have a formal policy regarding director attendance at the annual meeting of stockholders. Messrs. Siebel, Pfeiffer and Hagge attended the 2003 annual meeting.

COMMITTEE MEMBERSHIP AND MEETINGS HELD

Corporate
Name	Governance	Audit		Compensation		Executive

A. Chevassus

R. L. Goldstein		X

R. Gruska		X		X

Dr. L. A. Guthart		X	*	X	*

Prof. Dr. R. W. Hacker	X

S. J. Hagge						X

K. W. Harris	X *			X		X	*

P. H. Pfeiffer						X

C. A. Siebel						X

Dr. J. C. Smith		X

Number of Meetings in Fiscal 2003	2	8		4		6

X*	Chairperson

Corporate Governance Committee

▶	Identifies, evaluates and recommends to the Board individuals qualified to stand for election as directors.

▶	Reviews recommendations for new directors which come from Board members, stockholders or outside parties.

▶	Develops and recommends to the Board procedures to be applied in determining director independence.

▶	Develops and recommends to the Board corporate governance principles.

▶	Reviews and recommends to the Board appropriate compensation for directors.

▶	Makes recommendations to the Board regarding changes to the size and composition of the Board or any Board Committee.

Audit Committee

▶	Oversees the financial reporting process, system of internal controls and audit process of AptarGroup.

▶	Reviews the qualifications, independence and audit scope of AptarGroup’s external auditor.

▶	Is responsible for the appointment, retention, termination, compensation and oversight of the external auditor.

▶	Reviews AptarGroup’s process for monitoring compliance with laws, regulations and its Code of Business Conduct and Ethics.

▶	Reviews AptarGroup’s annual and interim financial statements.

Compensation Committee

▶	Evaluates CEO and senior officer performance in light of their goals and objectives and establishes the individual elements of their total compensation.

▶	Reviews and approves, for the CEO and other senior officers, employment agreements, severance agreements and change in control provisions/agreements.

▶	Annually reviews the succession plans affecting corporate and other key management positions.

▶	Reviews and makes recommendations to the Board regarding AptarGroup’s compensation plans, including with respect to incentive-compensation plans and equity-based plans, policies and programs.

▶	Approves grants and/or awards of restricted stock, stock options and other forms of equity-based compensation.

Executive Committee

▶	May exercise certain powers of the Board, when the Board is not in session, in the management of the business and affairs of AptarGroup.

BOARD COMPENSATION

        Employees of AptarGroup do not receive any additional compensation for serving as members of the Board or any of its committees. Compensation of non-employee directors consists of the following:

▶	an annual retainer of $10,000, payable $2,500 per quarter

▶	a fee of $6,000 for each Board meeting attended in person and $1,000 for any teleconference Board meeting

▶	a fee of $1,000 for each committee meeting attended in person, $1,000 for each phone meeting of the Audit Committee, and $250 for each phone meeting of a committee other than the Audit Committee

▶	an annual retainer of $2,000 for the Chairpersons of the Audit and Compensation Committees

       ▶an annual fee of $110,000 is paid to the Chairman of the Board, who is not an executive of AptarGroup, in lieu of the annual retainer and any meeting fees

      Each director is reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

      Pursuant to the 2000 Director Stock Option Plan, on May 14, 2001, each non-employee director, except for Rodney L. Goldstein who was not yet a member of the Board at that time, was granted a non-qualified option to purchase 8,000 shares of common stock at a price of $34.40 per share. On May 12, 2003, Mr. Goldstein was granted a non-qualified option to purchase 4,000 shares of common stock at a price of $35.02 per share. Each option granted to the directors became exercisable as to 2,000 shares six months after the date of grant and an additional 2,000 shares are exercisable on the earlier of each anniversary of the date of grant or the day before each annual meeting of stockholders. Under the 2000 Director Stock Option Plan, each non-employee director is only eligible for one grant under the Plan.

      If approved by stockholders at the annual meeting, the 2004 Director Stock Option Plan, described below under “Approval of the 2004 Director Stock Option Plan,” will succeed the 2000 Director Stock Option Plan and provide for the grant on the third trading date following the date of the 2005 annual meeting to each non-employee director (currently seven persons) of a non-qualified option to purchase 8,000 shares of common stock at a purchase price equal to the fair market value of the common stock on the date of grant. Each option will become exercisable as to 2,000 shares on the date which is six months after the date of grant and an additional 2,000 shares will become exercisable on the earlier of each anniversary of the date of grant or the day before each annual meeting of stockholders. Under the 2004 Director Stock Option Plan, a non-employee director is only eligible for one grant under the Plan.

CORPORATE GOVERNANCE

        AptarGroup’s corporate governance documents, including our Corporate Governance Principles, Code of Business Conduct and Ethics, and Board Committee Charters, are available through the Corporate Governance link on the Investor Relations page of the AptarGroup web site at the following address: http://www.aptargroup.com. Stockholders may obtain copies of these documents, free of charge, by sending a written request to our principal executive office at: 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014.

Corporate Governance Principles

      The Board of Directors has adopted a set of Corporate Governance Principles to provide guidelines for AptarGroup and the Board of Directors to ensure effective corporate governance. The Corporate Governance Principles cover topics including, but not limited to, director qualification standards, Board and committee composition, director responsibilities, director compensation, director access to management and independent advisors, director orientation and continuing education, succession planning and the annual evaluations of the Board and its committees. The Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Principles and recommending to the Board any changes to the principles.

Code of Business Conduct and Ethics

      Ethical business conduct is a shared value of our Board of Directors, management and employees. AptarGroup’s Code of Business Conduct and Ethics applies to our Board of Directors as well as our employees and officers, including our principal executive officer and our principal financial and accounting officer.

      The Code of Business Conduct and Ethics covers all areas of professional conduct, including, but not limited to, conflicts of interest, disclosure obligations, insider trading, confidential information, as well as compliance with all laws, rules and regulations applicable to AptarGroup’s business. AptarGroup encourages all employees, officers and directors to promptly report any violations of the Code to the appropriate persons identified in the Code. In the event that an amendment to, or a waiver from, a provision of the Code of Business Conduct and Ethics that applies to any of our directors or executive officers is necessary, AptarGroup intends to post such information on its web site.

Independence of Directors

      Our Corporate Governance Guidelines provide that the Board must be composed of a majority of independent directors. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with AptarGroup either directly or as a partner, stockholder or officer of an organization that has a relationship with AptarGroup. Our Board of Directors has determined that all non-management directors (seven out of ten directors) are independent in accordance with the New York Stock Exchange listing standards. The board has made this determination based on the following objective standards, in addition to any other relevant facts and circumstances:

•	A director who is an employee, or whose immediate family member is an executive officer, of AptarGroup is not independent until three years after the end of such employment relationship.

•	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from AptarGroup, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation.

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of AptarGroup is not independent until three years after the end of either the affiliation or the auditing relationship.

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of AptarGroup’s present executives serves on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from,

AptarGroup for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues is not independent until three years after falling below such threshold.

Executive Sessions

      Non-management directors meet regularly in executive sessions without management. “Non-management” directors are all those who are not company officers. Executive sessions are led by a “Presiding Director.” An executive session is held in conjunction with each regularly scheduled Board meeting and other sessions may be called by the Presiding Director in his or her own discretion or at the request of the Board. Mr. Harris has been designated as the Presiding Director.

Nomination of Directors

      It is the policy of the Corporate Governance Committee to consider candidates for director recommended by stockholders. In order to recommend a candidate, stockholders must submit the individual’s name and qualifications in writing to the Committee (in care of the Secretary at AptarGroup’s principal executive office at 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014) and otherwise in accordance with all of the procedures outlined under “Other Matters — Stockholder Proposals” for a director nomination.

      In identifying and evaluating nominees for Director, the Committee takes into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, and the listing standards of the New York Stock Exchange. In addition, the Committee may take into consideration such factors and criteria as it deems appropriate, including the nominee’s character, judgment, business experience and acumen. In addition to nominees recommended by stockholders, the Committee also considers candidates recommended by management or other members of the Board. The Committee evaluates candidates recommended for Director by stockholders in the same way that it evaluates any other nominee.

Communications with the Board of Directors

      The Board has established a process for stockholders and other interested parties to communicate with the Board or an individual director, including the Presiding Director or the non-management directors as a group. A stockholder may contact the Board of Directors or an individual director by writing to their attention at AptarGroup’s principal executive offices at 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014. Communications received in writing are distributed to the Board or to individual directors as appropriate in accordance with procedures approved by AptarGroup’s independent directors.

PROPOSAL 2 — APPROVAL OF THE 2004 STOCK AWARDS PLAN

Introduction

      The 2004 Stock Awards Plan permits AptarGroup to grant stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and other awards to employees of AptarGroup and its subsidiaries and other entities in which AptarGroup has a direct or indirect equity interest. Stock options may be either “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), or other options (“nonqualified options”). The purpose of the plan is to promote the long-term financial interests of AptarGroup and its affiliates by:

•	attracting and retaining employees,

•	motivating employees by means of growth-related incentives,

•	providing competitive incentive compensation opportunities, and

•	furthering the identity of interests of participants with those of our stockholders.

Description of the Plan

      The following is a brief summary of some of the terms of the plan and is qualified in its entirety by, and made subject to, the more complete information set forth in the 2004 Stock Awards Plan set forth as Appendix A to this proxy statement.

      Administration and Eligibility. The plan will be administered by the Compensation Committee of our Board of Directors. The plan empowers the Committee, among other things,

•	to interpret the plan,

•	to make all determinations deemed necessary or advisable for its administration, and

•	to choose the times at which and the employees to whom awards are to be made and to award to such employees options (including ISOs), SARs, shares of restricted stock, restricted stock units and other awards.

      Any grant of awards under the plan is within the discretion of the Committee. The Committee will not have authority to reprice any stock option or SAR granted under the plan. All employees are eligible to participate in the plan.

      Shares Subject to the Plan; Adjustment. The Committee may award a maximum of 2,500,000 shares of common stock pursuant to the plan, subject to adjustment in the event of any stock split, stock dividend, recapitalization, merger, spin-off or other similar change in capitalization or event. Subject to adjustment, the maximum number of shares of common stock available for awards under the plan other than stock options and SARs (as described below) is 300,000 in the aggregate. If awards expire unexercised or unpaid or are cancelled, terminated or forfeited without the issuance of shares, such shares will again be available under the plan. Shares issued pursuant to the plan may be authorized and unissued shares, or treasury shares. The maximum number of shares of common stock subject to options, SARs, restricted stock or restricted stock unit awards granted during any calendar year to any person will be 250,000, subject to adjustment.

      The Committee, in its sole discretion, may provide that in the event of a tender offer or accumulation of common stock, merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all of the assets or dissolution of AptarGroup, awards may be accelerated and/or cash payments may be made in lieu of such awards.

      Options. An option entitles the holder to receive upon exercise up to the maximum number of shares of common stock subject to the option at an option price that is fixed at the time the option is granted. Options may be either ISOs or nonqualified options, except that, as long as required by Section 422 of the Code, no ISO may be awarded to any employee of an AptarGroup affiliate which is not an AptarGroup subsidiary corporation (as such term is used in Section 422(b) of the Code). The option price per share of common stock may not be less than 100% of the fair market value at the time the option is granted and may not be less than the par value. An option will be exercisable at such time or times as the Committee determines at or subsequent to the grant. The plan allows optionees, to the extent permitted by the Committee, to pay the exercise price of options in cash or common stock (valued at its fair market value on the date of exercise) or a combination thereof, or with the proceeds from the sale of the shares purchased through an arrangement with a broker.

      SARs. An SAR entitles the holder to receive upon exercise the excess of the fair market value of a specified number of shares of common stock at the time of exercise over a base price. AptarGroup will pay that amount to the holder in common stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Committee may determine. The base price of an independent SAR will be fixed by the Committee at not less than 100% of the fair market value of a share of common stock on the date of grant. SARs granted as an alternative to a previously or contemporaneously granted option will entitle the optionee, in lieu of exercising the option, to receive: (1) the excess of the fair market value of a share of common stock on the date of exercise over the option price (2) multiplied by the number of shares as to which he or she is exercising the SAR. If an SAR is an alternative to an option, the option will be cancelled to the extent the SAR is exercised, and the SAR will be cancelled to the extent the option is exercised. Each SAR will be exercisable at such time or times as the Committee determines at or subsequent to the grant.

      Restricted Stock. The Committee may grant restricted common stock with such restriction periods as the Committee designates. A restricted stock award may be subject to such other conditions to vesting, including performance goals, as the Committee establishes. Subject to the discretion of the Committee, AptarGroup will hold stock certificates evidencing restricted shares, and the participant may not sell, assign, transfer, pledge or otherwise encumber restricted shares. Other than these restrictions on transfer and any other restrictions the Committee may impose, the participant will have all the rights of a holder of common stock as to shares of restricted stock. The Committee, in its sole discretion, may permit or require the deferral of payment of cash dividends and the reinvestment of such cash dividends in additional restricted stock or other investments. Except as otherwise provided by the Committee at or subsequent to the time of grant, upon termination of the participant’s employment during the restriction period, the participant will forfeit all shares still subject to restriction.

      Restricted Stock Units. The Committee may award to any eligible employee restricted stock units with such restriction periods as the Committee designates. A restricted stock unit award may be subject to such other conditions to vesting, including performance goals, as the Committee may establish. Upon termination of the restrictions related thereto, each restricted stock unit will be settled by delivery of one share of common stock. A participant holding restricted stock units will have no rights of a holder of common stock.

      Except as otherwise provided by the Committee at or subsequent to the time of grant, upon a termination of employment for any reason during the restriction period, the participant will forfeit all restricted stock units still subject to restriction.

      Other Awards. The Committee may grant other awards, either alone or in addition to options, SARs, restricted stock and restricted stock units, under the plan. These may include, without limitation, common stock, convertible securities, performance shares and other forms of award measured in whole or in part by the value of shares of common stock, the performance of the participant or the performance of AptarGroup, any affiliate or any operating unit thereof. Other awards may be payable in common stock, cash or a combination thereof. Subject to the provisions of the plan, the Committee will have the sole and complete authority to determine the number of shares to be awarded pursuant to such awards and all other conditions of the awards, including performance goals, which must be satisfied during the time period designated in order for a participant to receive payment with respect to any other award.

      With respect to all other awards granted to a “covered employee” within the meaning of Section 162(m) of the Code in any calendar year, the aggregate number of shares of common stock subject to such awards or with respect to which such awards are measured will not exceed 20,000 shares. Furthermore, the Committee retains sole discretion to reduce the amount of or eliminate any payment otherwise payable with respect to any other award by establishing conditions for payments in addition to the performance goals. A participant may defer receipt of all or a portion of any such award in accordance with procedures established by the Committee.

      Performance Goals. Any award granted under the plan that is subject to performance goals will be tied to the following criteria, determined with respect to AptarGroup:

•	net sales,

•	operating income,

•	earnings before interest, taxes, depreciation and amortization,

•	income before income taxes,

•	earnings before interest and taxes,

•	cash flow measures,

•	return on equity,

•	return on net assets employed, or

•	net income per common share (basic or diluted) for the applicable performance period.

      Transferability. Awards will not be transferable other than (1) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by AptarGroup or (2) as otherwise permitted as set forth in the agreement relating to such award. Except to the extent permitted by the foregoing sentence, each award may be exercised or received during a participant’s lifetime only by the participant or the participant’s legal representative or similar person.

      Supplemental Cash Payments. Subject to the Committee’s discretion, the terms of a nonqualified option or SAR agreement may require AptarGroup to make a cash payment upon exercise based on a formula designed to reimburse the holder for any income tax liability resulting from such exercise and the receipt of such payment.

      Fair Market Value. Fair market value on any date means either the closing price of common stock on that date (or, if the date is not a trading date, on the next preceding date which was a trading date) on the New York Stock Exchange Composite Transactions list, as subsequently reported in The Wall Street Journal or as determined in accordance with procedures established by the Committee.

      Surrender. If so provided by the Committee, a participant may surrender an award on such terms and conditions, and for such consideration, as the Committee determines.

      Foreign Alternatives. Without amending and notwithstanding the other provisions of the plan, in the case of any award to be held by any participant who is employed outside the United States or is a foreign national, the Committee may specify that such award will be made on such terms and conditions different from those specified in the plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the plan.

      Term and Exercisability of Awards. The Committee will determine the term and exercisability of awards.

      Withholding. The Committee will have the power to withhold, or require a participant to remit to AptarGroup, an amount sufficient to cover withholding taxes with respect to shares issuable and/or amounts payable pursuant to the plan. If so permitted by the Committee, a participant may elect to satisfy such taxes by making a cash payment to AptarGroup, having shares issuable under the plan withheld or by delivering other shares to AptarGroup or with the proceeds from the sale of shares through an arrangement with a broker.

      Amendment of the Plan. The Board of Directors may amend the plan at any time by a resolution adopted by at least 70% of the Board of Directors, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code. No amendment may impair the rights of the holder of any outstanding award without his or her consent.

      Effective Date and Term of the Plan. If approved by stockholders, the plan will be effective on the date of such approval. In the event that the plan is not approved by our stockholders, the plan will be null and void. The plan will terminate ten years after its effective date, unless terminated earlier by the Board through a resolution adopted by at least seventy percent (70%) of the whole Board. Termination of the plan will not affect the terms or conditions of any award granted prior to termination.

      New Plan Benefits. The number of stock options or other forms of award that will be granted hereafter under the plan is not currently determinable. Information regarding awards in 2003 under prior Stock Awards Plans to the named executive officers is provided in the “Summary Compensation Table,” the “Option Grants” table and the “Aggregated Option Exercises and Option Values at Year-End” table. In addition, in 2003, (i) options for 345,500 shares and 29,776 restricted stock units were granted to all current executive officers as a group and (ii) options for 252,050 shares were granted to all other eligible employees, including current officers who are not executive officers. Non-employee directors are not eligible to receive awards under the 2000 Stock Awards Plan or the 2004 Stock Awards Plan.

Federal Income Tax Consequences

      The following is a brief summary of the U.S. federal income tax consequences of awards made under the plan.

•	Stock Options. A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and AptarGroup will be entitled to a corresponding deduction, assuming the options are not subject to the limitations under Section 162(m) of the Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares acquired by exercise of an ISO are held for the longer of two years from the date the option was granted or one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and AptarGroup will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant generally will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and AptarGroup will be entitled to a corresponding deduction, assuming the options are not subject to the limitations under Section 162(m) of the Code, as described below.

•	SARs. A participant will not recognize any taxable income upon the grant of an SAR. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of an SAR equal to the fair market value of any shares delivered and the amount of cash paid by us upon such exercise, and AptarGroup will be entitled to a corresponding deduction, assuming the SAR is not subject to the limitations under Section 162(m) of the Code.

•	Restricted Stock. A participant will not recognize taxable income at the time of the grant of shares of restricted stock, and AptarGroup will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time restricted stock is granted. If such election is not made, the participant will recognize compensation taxable as ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by AptarGroup as compensation expense, except to the extent the limit of Section 162(m) of the Code applies. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid, and AptarGroup will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

•	Restricted Stock Units. A participant will not recognize taxable income at the time a restricted stock unit award is granted and AptarGroup will not be entitled to a tax deduction at that time. Upon the payment or settlement of any such award with unrestricted shares of common stock or cash, the participant will recognize compensation taxable as ordinary income (subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by AptarGroup. This amount is deductible by AptarGroup as compensation expense, except to the extent the deduction limit of Section 162(m) of the Code applies.

•	Other Awards. Although awards other than stock options, SARs, restricted stock and restricted stock units may be granted under the plan, their federal income tax consequences are not herein described because no such awards are currently contemplated.

•	Supplemental Cash Payments. The amount of any supplemental cash payment to a participant who exercises a nonqualified stock option or SAR will constitute compensation taxable to the participant as ordinary income, and AptarGroup generally will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Code applies.

•	Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s four most highly compensated officers. However, certain types of compensation paid to such executives are not subject to the $1 million deduction limit. One such type is “performance-based” compensation. Based on certain regulations issued by the United States Department of the Treasury, certain compensation under the plan, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit under Section 162(m) of the Code, but other compensation payable under the plan is expected to be subject to such limit.

The Board of Directors recommends a vote FOR approval of the 2004 Stock Awards Plan.

PROPOSAL 3 — APPROVAL OF THE 2004 DIRECTOR STOCK OPTION PLAN

Introduction

      The 2004 Director Stock Option Plan provides for the automatic award of stock options to directors of AptarGroup who are not employees of AptarGroup or any of its subsidiaries. The purposes of the plan are to:

•	provide an incentive for all non-employee members of the Board to maximize the long-term value of the common stock and otherwise act in the best interest of our stockholders,

•	provide non-employee directors with the opportunity to acquire a greater stake in our future through stock ownership, and

•	attract and retain highly qualified non-employee directors.

Description of the Plan

      The following is a brief summary of some of the terms of the plan and is qualified in its entirety by, and made subject to, the more complete information set forth in the 2004 Director Stock Option Plan set forth as Appendix B to this proxy statement.

      The plan will be administered by the Compensation Committee of our Board of Directors. The plan empowers the Committee, among other things,

•	to interpret the plan, and

•	to make all determinations deemed necessary or advisable for its administration.

      The Committee will not have the authority to reprice any stock option granted under the plan.

Under the plan, the aggregate number of shares subject to options cannot exceed 80,000 shares of common stock, subject to adjustment in the event of any stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change in capitalization or event. If an option expires or is cancelled, terminated or forfeited without the issuance of shares, the shares subject to that option will again be available under the plan. In each of the years 2005 through 2008, on the third trading date following the date of our annual meeting of stockholders, each non-employee director who has not previously been awarded an option under the plan will be awarded an option to purchase:

•	8,000 shares if the award is made in 2005,

•	6,000 shares if the award is made in 2006,

•	4,000 shares if the award is made in 2007,

•	2,000 shares if the award is made in 2008.

      The option price per share under each option will be 100% of the market value on its award date. Provided the holder of an option is then a member of the Board and not an employee of AptarGroup or any of its subsidiaries, the option will be exercisable six months after the award as to 2,000 shares. On the earlier of (1) each anniversary date of the award and (2) the day before each annual meeting of stockholders, each option will become exercisable as to an additional 2,000 shares until such option has become exercisable in full. An option agreement may provide that, upon the occurrence of specified events (such as a change in control of AptarGroup), each option will become exercisable in full. Each option, to the extent then unexercised, will expire ten years after its award date. In the event a non-employee director ceases to be a member of the Board for any reason (including without limitation, expiration of term without reelection, resignation, retirement, total disability or death), each option previously granted to such non-employee director will cease to be exercisable on the fifth anniversary of the date of termination or, if earlier, on the tenth anniversary of the award date. For purposes of the plan, the market value of the common stock on any date will be its closing price on that date (or, if that date is not a trading date, on the next preceding trading date) on the New York Stock Exchange Composite Transactions List, as subsequently reported in The Wall Street Journal or as determined in accordance with procedures established by the Committee. The number of shares subject to the automatic option grants, the exercise price of any outstanding options and the number of shares over which an option becomes exercisable on any date will be adjusted upon any of the events described above which will result in an adjustment to the aggregate number of shares available under the plan.

      Options will be nonqualified options for purposes of the Code, which means that they will not qualify as “incentive stock options” under Section 422 of the Code.

      Participants may not transfer options other than (1) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by us or (2) as otherwise permitted in the option agreement. Except to the extent permitted by the foregoing sentence, each option may be exercised during a participant’s lifetime only by the participant or the participant’s representative or similar person.

      The Board may amend the plan by a resolution adopted by at least seventy percent (70%) of the whole Board, subject to any requirement of stockholder approval required by applicable law, rule or regulation. No amendment may impair the rights of a holder of an outstanding option without the consent of the holder.

      If approved by stockholders, the plan will be effective on the date of approval. In the event that the plan is not approved by stockholders, the plan will be null and void. The Board may terminate the plan at any time. Termination of the plan may not affect the terms or conditions of any option granted prior to termination.

Federal Income Tax Consequences

      The following is a brief summary of the U.S. federal income tax consequences of the options to be awarded under the plan.

      The holder of an option will not recognize taxable income upon the grant thereof, nor will AptarGroup be entitled to a deduction in respect of such grant. Upon the exercise of an option as to any shares, the excess of the fair market value of such shares on the date of exercise over their option price will constitute compensation taxable to the optionee as ordinary income. AptarGroup generally will be entitled to a deduction in the year of exercise in an amount equal to such compensation.

      The following table sets forth information regarding the grant of nonqualified options to non-employee directors to occur on the third trading date following the date of the 2005 annual meeting, assuming approval of the plan by stockholders at the 2004 annual meeting.

New Plan Benefits Under the 2004 Director Stock Option Plan

Name and Position	Number of Shares

All Non-Employee Directors as a Group (currently seven persons)	56,000

The Board of Directors recommends a vote FOR approval of the 2004 Director Stock Option Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains information with respect to the beneficial ownership of common stock, as of March 11, 2004, by (a) the persons known by AptarGroup to be the beneficial owners of more than 5% of the outstanding shares of common stock, (b) each director or director nominee of AptarGroup, (c) each of the executive officers of AptarGroup named in the Summary Compensation Table below, and (d) all directors, director nominees and executive officers of AptarGroup as a group. Except where otherwise indicated, the mailing address of each of the stockholders named in the table is: c/o AptarGroup, Inc., 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

	Shares Owned

			Options Exercisable
	Number of	Percentage	Within 60 Days of
Name	Shares (1)	(2)	March 11, 2004

Neuberger & Berman LLC (3) 605 Third Avenue New York, NY 10158	5,049,280	13.8	—
State Farm Mutual Automobile Insurance Company (4) One State Farm Plaza Bloomington, IL 61710	2,637,532	7.2	—
Wachovia Corporation (5) One Wachovia Center Charlotte, NC 28288	2,318,529	6.4	—
Capital Group International, Inc. (6) 11100 Santa Monica Blvd. Los Angeles, CA 90025	2,104,630	5.8	—
Jacques Blanié	98,378	*	93,000
Alain Chevassus	13,250	*	8,000
Patrick F. Doherty	35,866	*	28,900
Rodney L. Goldstein	4,000	*	4,000
Ralph Gruska	10,000	*	8,000
Dr. Leo A. Guthart (7)	68,074	*	16,000
Prof. Dr. Robert W. Hacker	8,000	*	8,000
Stephen J. Hagge (8)	174,712	*	155,000
King W. Harris (9)	348,732	1.0	16,000
Peter H. Pfeiffer	842,767	2.3	311,334
Carl A. Siebel (10)	484,072	1.3	397,333
Dr. Joanne C. Smith (11)	12,874	*	12,000
All Directors, Director Nominees and Executive Officers as a Group (20 persons) (12)	2,936,333	7.7	1,704,601

*	Less than one percent.

(1)	Except as otherwise indicated below, beneficial ownership means the sole power to vote and dispose of shares. Number of shares includes options exercisable within 60 days of March 11, 2004.

(2)	Based on 36,498,786 shares of common stock outstanding as of March 11, 2004 plus options to purchase shares held by any such person that are exercisable within 60 days of that date.

(3)	The information as to Neuberger & Berman LLC and related entities (“Neuberger & Berman”) is derived from a statement on Schedule 13G with respect to the common stock, filed with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). Such statement discloses that Neuberger & Berman has the sole power to vote 162,889 shares, the shared power to vote 3,616,700 shares and the shared power to dispose of 5,049,280 shares.

(4)	The information as to State Farm Mutual Automobile Insurance Company and related entities (“State Farm”) is derived from a statement on Schedule 13G with respect to the common stock, filed with the SEC pursuant to Section 13(d) of the Exchange Act. Such statement discloses that State Farm has the sole power to vote and dispose of 2,599,432 shares and the shared power to dispose of 38,100 shares.

(5)	The information as to Wachovia Corporation and related entities (“Wachovia”) is derived from a statement on Schedule 13G with respect to the common stock, filed with the SEC pursuant to Section 13(d) of the Exchange Act. Such statement discloses that Wachovia has the sole power to vote 1,718,763 shares, the shared power to vote 14,850 shares, has the sole power to dispose of 2,284,078 and the shared power to dispose of 102 shares.

(6)	The information as to Capital Group International, Inc. and related entities (“Capital Group”) is derived from a statement on Schedule 13G with respect to the common stock, filed with the SEC pursuant to Section 13(d) of the Exchange Act. Such statement discloses that Capital Group has the sole power to dispose of 2,104,630 shares and the sole power to vote 1,454,890 shares.

(7)	Dr. Guthart shares the power to vote and dispose of 37,878 shares.

(8)	Mr. Hagge shares the power to vote and dispose of 4,719 shares.

(9)	Mr. Harris shares the power to vote and dispose of 173,426 shares.

(10)	Mr. Siebel shares the power to vote and dispose of 80,557 shares.

(11)	Dr. Smith shares the power to vote and dispose of 704 shares.

(12)	Includes 297,284 shares as to which voting and dispositive power is shared other than with directors and executive officers of AptarGroup.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policy

      The compensation policy is designed to support AptarGroup’s overall objective of increasing stockholder value by:

       ▶Attracting, motivating and retaining key executives who are critical to the long-term success of AptarGroup.

       ▶Awarding short-term incentives based upon respective unit performance and overall AptarGroup performance.

       ▶Aligning executive and stockholder interests through a stock-based long-term incentive program which will reward executives for increased stockholder value.

      The Compensation Committee’s general policy is to qualify long-term incentive compensation of U.S. based executive officers for deductibility under Section 162(m) of the Internal Revenue Code. The total compensation program consists of three components:

Base Salary

      Management performance and accomplishment of goals and objectives are important factors in determining base salary increases. In addition, the salary ranges of executive officers are established in relation to competitive market data provided by outside executive compensation consultants and review of proxy statements of similar publicly-held companies in the packaging industry. Comparisons are made to positions with similar job responsibilities in companies with comparable revenue to that of AptarGroup. Four of the companies used in establishing salary ranges are included in the Value Line Packaging & Container Industry Group used in the performance graph below. Generally, salaries are established between the 50th and 75th percentiles of market rates. Salaries are reviewed and compared to market rates annually.

Short-term Incentives

      Executives are eligible for annual bonuses based upon:

       ▶Profit growth

       ▶Return on capital

       ▶Achievement of other goals and objectives

       ▶General management performance

      Profit growth and return on capital are weighted most important in determining annual cash bonuses. For 2003, the bonuses of Messrs. Siebel, Pfeiffer and Hagge were discretionary as determined by the Committee after reviewing AptarGroup’s overall performance, strategic actions implemented and individual leadership achievements. Based upon an evaluation of these criteria, including, in particular, the strong financial performance of AptarGroup during 2003 in which AptarGroup achieved record net sales and earnings per share, the bonuses for Messrs. Siebel, Pfeiffer and Hagge were increased approximately 18%, 25% and 28%, respectively, in 2003 compared to 2002. For 2003, the bonuses of Messrs. Doherty and Blanié were determined by a formula that takes into consideration, among other criteria, profit growth and return on capital of their respective operating group.

Long-term Incentives

      Executives are eligible for awards of stock options and restricted stock under AptarGroup’s Stock Awards Plans. The awards to executives are made to provide an incentive for future performance to increase stockholder value. The members of the Compensation Committee administer this Plan. In 2003, the total amount of options granted was approximately 1.7% of the total stock outstanding. As reflected in the table of option grants, stock options were granted on January 20, 2003 to all of the named executive officers. Awards were determined in relation to the individual’s position and responsibility. The exercise price of the options equaled the market price of AptarGroup’s common stock on the date of the grants.

Chief Executive Officer Compensation

      Mr. Siebel’s salary was increased by approximately 5% to $660,000 in January 2003, as compensation for his performance. The Committee typically sets the CEO’s compensation slightly above the 50th percentile of the salary range for comparable companies. His 2003 bonus of $500,000 was established based upon AptarGroup’s overall performance, strategic actions implemented and leadership achievements. During 2003, Mr. Siebel was awarded an option to purchase 90,000 shares of common stock.

COMPENSATION COMMITTEE

Dr. Leo A. Guthart, Chairman
Ralph Gruska
King W. Harris

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth compensation information for the President and Chief Executive Officer and AptarGroup’s four other most highly compensated executive officers serving at the end of 2003 (the “named executive officers”).

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term
				Compensation Awards
					Securities
					Underlying
			Cash	Restricted	Options/	All Other
Name and Principal		Salary	Bonus	Stock Awards	SARs	Compensation
Position	Year	($)	($)	($) (1)	(#)	($)

Carl A. Siebel	2003	660,000	500,000	—	90,000	—
President and Chief	2002	630,000	170,000	254,000	80,000	—
Executive Officer	2001	630,000	170,000	204,000	56,000	—
Peter H. Pfeiffer	2003	440,000	350,000	—	70,000	3,705	(2)
Vice Chairman of	2002	420,000	255,000	25,000	60,000	3,095
the Board	2001	420,000	255,000	—	44,000	2,933
Stephen J. Hagge	2003	335,000	275,000	60,000 (3)	35,000	10,264	(4)
Executive Vice	2002	315,000	200,000	61,000	26,000	9,764
President and Chief	2001	315,000	200,000	36,000	20,000	9,364
Financial Officer
and Secretary
Patrick F. Doherty	2003	260,000	205,400	—	17,000	6,336	(5)
President,	2002	240,000	120,000	70,500	17,000	5,836
SeaquistPerfect	2001	225,000	45,000	—	17,000	5,436
Dispensing LLC
Jacques Blanié (6)	2003	237,732	181,229	35,357 (3)	14,000	26,956	(7)
Executive Vice	2002	200,630	77,711	103,253	14,000	22,003
President,	2001	178,530	31,735	9,603	14,000	13,553
SeaquistPerfect
Dispensing LLC

(1)	The number and value of restricted stock units held by the named executive officers as of December 31, 2003, respectively, are as follows:

Carl A. Siebel — 14,630 / $570,600
Peter H. Pfeiffer — 943 / $36,800
Stephen J. Hagge — 3,711 / $144,700
Patrick F. Doherty — 3,178 / $123,900
Jacques Blanié — 4,847 / $189,000

The restricted stock units were valued using the closing share price on the New York Stock Exchange of $39.00 on December 31, 2003. All of the shares of restricted stock units vest ratably over three years from the date of grant and dividends are paid on vested shares only.

(2)	Consists of premiums on Company-provided term life insurance.

(3)	Restricted stock unit values are based upon the closing share price on the New York Stock Exchange of $41.40 on February 11, 2004 and the issuance of the following units at the election of the named executives in lieu of a portion of their 2003 annual bonus: Stephen J. Hagge — 1,449 and Jacques Blanié — 854. All of the restricted stock units vest ratably over three years from the date of grant and dividends are paid on vested units only.

(4)	Consists of $6,000 for Company matching contributions to the AptarGroup, Inc. Profit Sharing and Savings Plan, $3,207 for Company-provided supplemental disability insurance and $1,057 for Company-provided term life insurance.

(5)	Consists of $6,000 for Company matching contributions to the AptarGroup, Inc. Profit Sharing and Savings Plan and $336 for Company-provided term life insurance.

(6)	Mr. Blanié’s compensation, other than the value of restricted stock units, is denominated in Euros and was translated to U.S. dollars using average exchange rates for each respective year.

(7)	Consists of $11,276 for Company contributions to a deferred compensation program and $15,680 for Company-provided term life insurance.

Option Grants

      The following table shows all grants in 2003 of stock options to the named executive officers. The exercise price of all such options was the fair market value on the date of grant. No SARs were granted in 2003.

	Individual Grants (1) (2)

					Potential Realizable Value
	Number of				at Assumed Annual Rates
	Securities	% of Total	Per		of Stock Price Appreciation
	Underlying	Options	Share		for Option Term
	Options	Granted to	Exercise
	Granted	Employees	Price	Expiration
	(#)	in 2003	($)	Date	5% ($)	10% ($)
Name

Carl A. Siebel	90,000	15.1	30.25	1/20/13	1,712,160	4,338,990
Peter H. Pfeiffer	70,000	11.7	30.25	1/20/13	1,331,680	3,374,770
Stephen J. Hagge	35,000	5.9	30.25	1/20/13	665,840	1,687,385
Patrick F. Doherty	17,000	2.8	30.25	1/20/13	323,408	819,587
Jacques Blanié	14,000	2.3	30.25	1/20/13	266,336	674,954

(1)	All options become exercisable in equal one-third annual increments beginning one year from the grant date. Upon the occurrence of a change in control of AptarGroup, all options will become exercisable in full or will be surrendered for a cash payment.

(2)	All options listed in the table expire ten years after their date of grant. Based on 35,916,381 shares of common stock outstanding on January 20, 2003, the closing price per share of common stock of $30.25 on January 20, 2003 and a ten-year period, the potential realizable value to all stockholders at 5% and 10% assumed annual rates of stock appreciation would be approximately $683,273,000 and $1,731,565,000.

Aggregated Option Exercises and Option Values at Year-End

      The following table provides information as to options exercised and the value of options held by the named executive officers at year-end measured in terms of the closing price of the common stock on December 31, 2003. AptarGroup has not granted any SARs.

			Number of Securities		Value of Unexercised
			Underlying Options at		In-the-Money Options at
	Shares		December 31, 2003 (#)		December 31, 2003 ($)
	Acquired

	on	Value
	Exercise	Realized		Not		Not
Name	(#)	($)	Exercisable	Exercisable	Exercisable	Exercisable

Carl A. Siebel	29,638	571,050	358,000	162,000	5,814,326	1,476,514
Peter H. Pfeiffer	47,954	1,233,236	253,333	124,667	3,864,047	1,136,557
Stephen J. Hagge	12,210	256,257	128,000	59,000	2,101,428	536,744
Patrick F. Doherty	4,610	116,606	28,900	34,000	369,535	313,764
Jacques Blanié	9,138	246,155	91,000	28,000	1,544,214	258,394

Employment Agreements

      Mr. Siebel’s employment agreement provides for employment through December 31, 2004 at a minimum salary of $660,000 per year, which amount may be increased (but not decreased) over the remaining term of the agreement and provides for a payment of three months’ salary to his survivors in the event of his death while employed. The agreement provides for an automatic extension for a period of one year, unless it is terminated by AptarGroup or Mr. Siebel by written notice seven months before the end of the then current contract period. A separate pension agreement provides Mr. Siebel with an annual pension compensation, subject to cost of living adjustments, of 60% of his 2000 salary for life, and in the event of his death, provides his surviving widow with annual payments of 60% of his then pension for life. Mr. Siebel began receiving benefits from this pension in February 2000, and pension benefits for the year 2003, which are denominated in Euros, are equivalent to approximately $402,000. Benefits are not subject to reduction for Social Security benefits or other offset items.

      Mr. Pfeiffer’s employment agreement provides for employment through April 21, 2008 at a minimum salary of $440,000 per year, which amount may be increased (but not decreased) over the remaining term of the agreement and provides for a payment of three months’ salary to his survivors in the event of his death while employed. The agreement provides for an automatic extension for a period of five years, unless it is terminated by AptarGroup or Mr. Pfeiffer by written notice one year before the end of the then current contract period; however, the agreement automatically terminates on June 28, 2013. A separate pension agreement provides Mr. Pfeiffer with an annual pension compensation, subject to cost of living adjustments, of up to 60% of his final year’s salary for life, and in the event of his death, provides his surviving widow with annual payments of 60% of his then pension for life and may provide any surviving child with annual payments of up to 30% of his then pension to as late as age 27. Pension benefits would normally commence at age 60, but reduced benefits are available after age 55 subject to a minimum annual payment of approximately $155,000. Estimated annual pension benefits upon retirement at age 60 (assuming the current salary remains constant) are equivalent to $279,000. Benefits are not subject to reduction for Social Security or other offset items.

      Mr. Hagge’s employment agreement expires December 1, 2006. The agreement is automatically extended for one additional year each December 1, commencing on December 1, 2004. AptarGroup or Mr. Hagge may terminate the automatic extension provision by written notice to the other party at least 30 days prior to the automatic extension date. The agreement provides that Mr. Hagge will initially (in 2003) receive a salary of $335,000 per year, which amount may be increased (but not decreased) over the remaining term of the agreement. In addition to participation in executive benefit programs on the same basis as other executives, Mr. Hagge is entitled to additional term life and supplementary long-term disability insurance coverage. If employment ends on account of death, Mr. Hagge’s estate will receive one-half of the annual salary that Mr. Hagge would have received until the second anniversary of his death. If employment ends due to the expiration of the agreement, Mr. Hagge is entitled to receive an amount equal to one year’s salary (based on the salary then in effect) and medical and life insurance benefits he would have otherwise received for a period of one year following the expiration date. If Mr. Hagge terminates the agreement without “good reason” (as defined in the agreement) or he retires, he is not entitled to payments or benefits under the employment agreement (other than certain accrued amounts and plan benefits which by their terms extend beyond termination of employment). If Mr. Hagge is terminated without “cause” (as defined in the agreement), he is entitled to receive his base salary then in effect (at the times it would have been paid) until the date on which the agreement was scheduled to expire.

      After a change in control of AptarGroup, if Mr. Hagge’s employment is terminated without “cause” or if he terminates his employment for “good reason”, in each case within two years following the change in control, Mr. Hagge is entitled to receive (i) a lump-sum payment equal to two times his annual salary and bonus amounts, based on the highest annualized amounts received in the 12 month period preceding the termination, (ii) a prorated annual bonus and (iii) all medical, disability and life insurance coverage then in effect for a period of two years following termination. In the event that such payments and benefits subject Mr. Hagge to any excise tax, Mr. Hagge would generally be entitled to receive a “gross-up” payment to reimburse him for such excise tax. The agreement contains certain noncompetition and nonsolicitation covenants prohibiting Mr. Hagge from, among other things, becoming employed by a competitor of AptarGroup for a period of one or two years following termination (depending on the nature of the termination).

      Mr. Doherty’s employment agreement contains terms that are substantially identical to Mr. Hagge’s agreement, except that Mr. Doherty’s agreement provides that Mr. Doherty will initially (in 2003) receive a salary of $260,000 per annum, which amount may be increased (but not decreased) over the remaining term of the agreement.

      Mr. Blanié has employment agreements with SeaquistPerfect Dispensing SAS (“French Agreement”) and SeaquistPerfect Dispensing GmbH (“German Agreement”), both subsidiaries of AptarGroup. The agreements provide that Mr. Blanié will receive an aggregate minimum annual salary (which is denominated in Euros) of approximately $238,000 and will be entitled to receive an annual bonus. The French Agreement is governed by the French Collective Bargaining Agreement of the Plastic Industry. The French Agreement does not have a specific term, but may be terminated by either party as provided for under French law. The German Agreement, which outlines certain management responsibilities, may be terminated by either party with 12 months written notice and expires when Mr. Blanié reaches the age of 65. The agreements contain certain noncompetition and nonsolicitation covenants prohibiting Mr. Blanié from engaging in competitive activities with AptarGroup in the European Union for a period of two years following any termination of the agreements. In consideration for these covenants, Mr. Blanié is entitled during that two-year period to compensation equivalent to one year of salary based upon his most recent annual salary prior to termination.

Pension Plans

      Substantially all of the U.S. employees of AptarGroup and its subsidiaries are eligible to participate in the AptarGroup Pension Plan. Employees are eligible to participate after six months of credited service and become fully vested after five years of credited service. The annual benefit payable to an employee under the Pension Plan upon retirement computed as a straight life annuity equals the sum of the separate amounts the employee accrues for each of his years of credited service under the Plan. Such separate amounts are determined as follows: for each year of credited service through 1988, 1.2% of such year’s compensation up to the Social Security wage base for such year and 1.8% (2% for years after 1986) of such year’s compensation above such wage base, plus certain increases put into effect prior to 1987; for each year after 1988 through the year in which the employee reaches 35 years of service, 1.2% of such year’s “Covered Compensation” and 1.85% of such year’s compensation above such “Covered Compensation;” and for each year thereafter, 1.2% of such year’s compensation. The employee’s compensation under the Pension Plan for any year includes all salary, commissions and overtime pay and, beginning in 1989, bonuses, subject to such year’s limit applicable to tax-qualified retirement plans. The employee’s “Covered Compensation” under the Pension Plan for any year is generally the average of the Social Security wage base for each of the 35 years preceding the employee’s Social Security retirement age, assuming that such year’s Social Security wage base will not change in the future. Normal retirement under the Pension Plan is age 65 and reduced benefits are available as early as age 55. Benefits are not subject to reduction for Social Security benefits or other offset items.

      U.S. employees of AptarGroup and its subsidiaries participating in the Pension Plan are also eligible for AptarGroup’s non-qualified supplemental retirement plan (“SERP”). The benefits payable under the SERP will generally be in the form of a single sum and will be computed as a single life annuity equal to the sum of the separate amounts the participant accrues for each year of credited service. Such separate amounts are determined as follows: for each year of credited service through the year in which the participant reaches 35 years of service, 1.85% of the participant’s “Supplemental Earnings;” and for each year after 35 years of credited service, 1.2% of such year’s “Supplemental Earnings.” “Supplemental Earnings” is generally the difference between (i) the participant’s earnings calculated as if the limitation of Section 401(a)(17) of the Internal Revenue Code were not in effect and (ii) the participant’s recognized earnings under the Pension Plan. Participants who terminate service prior to being eligible for retirement (i.e., age 65 or age 55 with 10 years of credited service) will forfeit all accrued benefits under the SERP. The SERP provides for the vesting of all accrued benefits in the event of a change of control.

      Estimated annual benefits payable under the Pension Plan and the SERP upon retirement at normal retirement age for Messrs. Hagge and Doherty are approximately $233,000 and $153,000, respectively.

      Messrs. Siebel, Pfeiffer and Blanié are not eligible to receive benefits under the Pension Plan but, as described above, Messrs. Siebel and Pfeiffer are entitled to certain pension benefits pursuant to their respective employment agreements. Mr. Blanié is eligible for benefits pursuant to a supplemental pension plan available to certain European executives. This plan provides participants with an annual pension compensation for life, subject to cost of living adjustments, of up to 10% of the average annual salary and bonus paid to a participant in the five years preceding retirement. In the event of a participant’s death after retirement, the plan provides a surviving spouse with annual payments of 60% of the participant’s pension for life. Pension benefits would normally commence at age 65, but reduced benefits are available after age 55. Estimated annual pension benefits for Mr. Blanié upon retirement at age 65 (assuming reasonable increases in compensation) are equivalent to approximately $40,000. Benefits under this plan will be reduced to the extent that aggregate pension benefits from all sources exceed 55% of the average salary and bonus paid to the participant in the five years preceding retirement.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information, as of December 31, 2003, relating to AptarGroup’s equity compensation plans pursuant to which grants of options, restricted stock units or other rights to acquire shares may be granted from time to time. AptarGroup does not have any equity compensation plans that were not approved by stockholders.

	Number of		Number of Securities
	Securities to Be	Weighted	Remaining Available for
	Issued Upon	Average Exercise	Future Issuance under
	Exercise of	Price of	Equity Compensation
	Outstanding	Outstanding	Plans (excluding
	Options, Warrants	Options, Warrants	Securities reflected in
	and Rights	and Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by stockholders (1)	3,716,987 (2)	$25.60 (3)	775,411

(1)	Plans approved by stockholders include the AptarGroup Stock Awards Plans and Director Stock Option Plans.

(2)	Includes 42,287 restricted stock units.

(3)	Restricted stock units are excluded when determining the weighted average exercise price of outstanding options.

PERFORMANCE GRAPH

        The following graph shows a five year comparison of the cumulative total stockholder return on AptarGroup’s common stock as compared to the cumulative total return of two other indexes: the Value Line Packaging & Container Industry Group (“Peer Group”) and the Standard & Poor’s 500 Composite Stock Price Index. The companies included in the Peer Group are: American Greetings Corporation, Inc., AptarGroup, Inc., Ball Corporation, Bemis Company, Inc., Caraustar Industries, Inc., Chesapeake Corporation, CLARCOR Inc., Crown Cork & Seal Company, Inc., Owen-Illinois, Inc., Packaging Corporation of America, Pactiv Corporation, Rock-Tenn Company, Sealed Air Corporation, Silgan Holdings, Inc., Smurfit-Stone Container Corporation and Sonoco Products Company. Changes in the Peer Group from year to year result from companies being added to or deleted from the Value Line Packaging & Container Industry Group. These comparisons assume an initial investment of $100 and the reinvestment of dividends.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

AptarGroup	100	90	106	128	115	144
Peer Group	100	91	63	81	89	105
S&P 500	100	121	110	97	76	97

CERTAIN TRANSACTIONS

        On February 17, 1999, AptarGroup acquired the capital stock of privately held Emson Research Inc. and related companies (“Emsar,” formerly known as Emson), for a purchase price of approximately $122.8 million in cash and approximately $4 million in common stock. Mr. Meshberg, who prior to the Emsar acquisition was Chief Executive Officer of Emsar, entered into an employment agreement with AptarGroup and became an executive officer of AptarGroup immediately following the Emsar acquisition.

      AptarGroup leases real estate from, makes license royalty payments to and sells products to entities related to Mr. Meshberg or certain members of his family. The transactions between AptarGroup and these entities were at arms-length and, in 2003, amounted to lease payments of approximately $184,000, license royalty payments of approximately $50,000 and sales of approximately $140,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based solely upon a review of reports and written representations furnished to it, AptarGroup believes that during 2003 all filings with the Securities and Exchange Commission by its executive officers and directors complied with requirements for reporting ownership and changes in ownership of AptarGroup’s common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that Mr. Eric Ruskoski filed one report on November 3, 2003, which included one transaction that had not been reported on a timely basis, and Mr. Francesco Mascitelli filed one report on September 10, 2003, which included one transaction that had not been reported on a timely basis.

AUDIT COMMITTEE REPORT

        Each member of the Audit Committee of AptarGroup’s Board of Directors is a non-employee director and meets the independence and experience requirements of the New York Stock Exchange. The Board of Directors has determined that Rodney L. Goldstein and Dr. Leo A. Guthart qualify as “audit committee financial experts” as that term is defined in rules of the Securities and Exchange Commission implementing requirements of the Sarbanes-Oxley Act of 2002. In reaching this determination, the Board of Directors considered, among other things, the relevant experience of Mr. Goldstein and Dr. Guthart as described under “Election of Directors.” The Audit Committee operates under a written charter adopted by the Board, a copy of which is attached as Appendix C to this Proxy Statement. The charter complies with all current regulatory requirements.

      Management is responsible for AptarGroup’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of AptarGroup’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee’s responsibility is to assist the Board in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of AptarGroup.

      The Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. Management has represented to the Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. Also, the Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

      In addition, the Committee discussed with the independent accountants the accountants’ independence from AptarGroup and its management, and the independent accountants provided the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In considering the independence of AptarGroup’s independent accountants, the Committee took into consideration the amount and nature of the fees paid to the independent accountants for non-audit services as described under “Other Matters -Independent Auditor Fees” in this Proxy Statement.

      Based on the review and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in AptarGroup’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Dr. Leo A. Guthart, Chairman
Rodney L. Goldstein
Ralph Gruska
Dr. Joanne C. Smith

OTHER MATTERS

Independent Auditor Fees

      PricewaterhouseCoopers LLP served as independent auditors for the year ended December 31, 2003. The Audit Committee’s decision regarding the selection of the independent auditors to audit AptarGroup’s consolidated financial statements for the year ending December 31, 2004 has not yet been made. It is expected that a representative of PricewaterhouseCoopers LLP will attend the annual meeting, with the opportunity to make a statement if he should so desire, and will be available to respond to appropriate questions.

      The following fees were billed by PricewaterhouseCoopers LLP, AptarGroup’s independent auditors, for services rendered in 2003 and 2002:

		% of		% of
Fee Category:	2003	Total	2002	Total

▶Audit Fees	$820,000	79%	$698,000	71%

▶Audit-Related Fees	84,000	8%	46,000	5%

▶Tax Fees:
Tax compliance/preparation	98,000	9%	148,000	15%
Other tax services	31,000	3%	75,000	8%

Total Tax Fees	129,000	12%	222,000	23%

▶All Other Fees	6,000	1%	10,000	1%

▶Total Fees	$1,039,000	100%	$976,000	100%

      Audit Fees primarily represent amounts billed for the audit of AptarGroup’s annual financial statements, reviews of SEC Forms 10-Q and 10-K and statutory audit requirements at certain non-U.S. locations.

      Audit-Related Fees represent amounts billed for the audits of benefit plans, consultations concerning financial accounting and reporting standards and new regulations.

      Tax Fees represent amounts billed for tax compliance/preparation and other tax services. Tax compliance/preparation consists of amounts billed for services related to federal, state and international tax compliance, assistance with tax audits and appeals, expatriate tax services and tax work related to foreign entity statutory audits. Other tax services primarily consist of amounts billed for other miscellaneous tax consulting and planning services.

      Other Fees consists of amounts billed for permissible non-audit services other than those included above.

      The Audit Committee’s policies and procedures require pre-approval for all audit and permissible non-audit service to be performed by AptarGroup’s independent auditors. These services are generally pre-approved by the entire Audit Committee. In 2003, less than 1% of the services performed by PricewaterhouseCoopers LLP were not pre-approved. Such services related to tax compliance/preparation work and were subsequently approved by the Audit Committee in accordance with rules of the Securities and Exchange Commission.

Proxy Solicitation

      AptarGroup will pay the cost of soliciting proxies for the annual meeting. Although AptarGroup has not engaged a proxy solicitor in connection with the 2004 annual meeting, AptarGroup may elect to do so and, in such case, would pay a customary fee for these services. AptarGroup also reimburses banks, brokerage firms and other institutions, nominees, custodians and fiduciaries for their reasonable expenses for sending proxy materials to beneficial owners and obtaining their voting instructions. Certain directors, officers and employees of AptarGroup and its subsidiaries may solicit proxies personally or by telephone, facsimile or electronic means without additional compensation.

Annual Report

      AptarGroup’s annual report for the year ended December 31, 2003 is being distributed with this proxy statement. Stockholders can refer to the report for financial and other information about AptarGroup, but such report is not incorporated in this proxy statement and is not deemed a part of the proxy soliciting material.

Stockholder Proposals

      In order to be considered for inclusion in AptarGroup’s proxy materials for the 2005 annual meeting of stockholders, any stockholder proposal must be received at AptarGroup’s principal executive offices at 475 West Terra Cotta Avenue, Suite E, Crystal Lake, Illinois 60014 by November 25, 2004. In addition, AptarGroup’s Bylaws establish an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at the 2004 annual meeting may consider stockholder proposals or nominations brought by a stockholder of record on March 11, 2004, who is entitled to vote at the annual meeting and who has given AptarGroup’s Secretary timely written notice, in proper form, of the stockholder’s proposal or nomination. A stockholder proposal or nomination intended to be brought before the 2004 annual meeting must have been received by the Secretary on or after February 5, 2004 and on or prior to March 6, 2004. The 2005 annual meeting is expected to be held on May 4, 2005. A stockholder proposal or nomination intended to be brought before the 2005 annual meeting must be received by the Secretary on or after February 3, 2005 and on or prior to March 5, 2005. A stockholder proposal or nomination must include the information requirements set forth in AptarGroup’s Bylaws.

By Order of the Board of Directors,

Stephen J. Hagge
Secretary

Crystal Lake, Illinois

March 26, 2004

APPENDIX A

APTARGROUP, INC.

2004 STOCK AWARDS PLAN

      1.   Purpose. The purpose of the AptarGroup, Inc. 2004 Stock Awards Plan (the “Plan”) is to promote the long-term financial interests of the Company and its Affiliates by (a) attracting and retaining personnel, (b) motivating personnel by means of growth-related incentives, (c) providing incentive compensation opportunities that are competitive with those of other major corporations and (d) furthering the identity of interests of participants with those of the stockholders of the Company.

      2.   Definitions. The following definitions are applicable to the Plan:

      (a)  “Affiliate” means (a) any subsidiary and (b) any other entity in which the Company has a direct or indirect equity interest which is designated an “Affiliate” by the Committee.

      (b)  “Board of Directors” means the Board of Directors of the Company.

      (c)  “Code” means the Internal Revenue Code of 1986, as amended.

      (d)  “Committee” means the Compensation Committee or other committee of the Board of Directors which, pursuant to Section 5(a), has authority to administer the Plan.

      (e)  “Company” means AptarGroup, Inc., a Delaware corporation, and its successors.

      (f)  “Common Stock” means Common Stock, par value $.01 per share, of the Company.

      (g)  “eligible employee” means any employee of the Company or an Affiliate.

      (h)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (i)  “Market Value” on any date means either the closing price of Common Stock on that date (or, if such date is not a trading date, on the next preceding date which was a trading date) on the New York Stock Exchange Composite Transactions list, as subsequently reported in The Wall Street Journal or as determined in accordance with procedures established by the Committee.

      (j)  “participant” means any employee of the Company or an Affiliate who has been granted an award pursuant to the Plan.

      (k)  “performance goals” means the objectives established by the Committee which shall be satisfied or met during the applicable performance period as a condition to a participant’s receipt of all or a part of a performance-based award under the Plan. The performance goals shall be tied to one or more of the following business criteria, determined with respect to the Company: net sales, operating income, earnings before interest, taxes, depreciation and amortization (“EBITDA”), income before income taxes, earnings before interest and taxes, cash flow measures, return on equity, return on net assets employed or net income per common share (basic or diluted) for the applicable performance period. If the Committee desires that compensation payable pursuant to any award subject to performance goals be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code, the performance goals (i) shall be established by the Committee no later than 90 days after the beginning of the applicable performance period (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such performance goals be stated in terms of an objective formula or standard.

      (l)  “performance period” means the time period during which the performance goals applicable to a performance-based award must be satisfied or met. The performance period for a restricted stock award shall be the restriction period. The performance period for a restricted stock unit award shall be the restricted stock unit restriction period.

      (m) “Rule 16b-3” means such rule adopted under the Securities Exchange Act of 1934, as amended, or any successor rule.

      (n)  “subsidiary” means any corporation fifty percent or more of the voting stock of which is owned, directly or indirectly, by the Company.

      (o)  “whole Board of Directors” means the total number of directors which the Company would have on the Board of Directors if there were no vacancies.

      3.   Shares Subject to Plan. Subject to adjustment as provided in Section 5(c), 2,500,000 shares of Common Stock shall be available for awards under the Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding awards. To the extent that shares of Common Stock subject to an outstanding award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award (except in the case of an option to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of a tandem SAR) or by reason of the withholding of shares of Common Stock to satisfy all or a portion of the tax withholding obligations relating to such award, then such shares of Common Stock shall again be available under the Plan. Subject to adjustment as provided in Section 5(c), the maximum number of shares of Common Stock available for awards under the Plan other than stock options and SARs (as defined below) shall be 300,000 in the aggregate. Shares of Common Stock available under the Plan may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

      To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options or SARs may be granted or which may be subject to a restricted stock or restricted stock unit award during any calendar year to any person shall be 250,000, subject to adjustment as provided in Section 5(c).

      4.   Awards. The Committee may grant to eligible employees, in accordance with this Section 4 and the other provisions of the Plan, stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and other awards.

      (a)  Options.

      (1)  Options granted under the Plan may be incentive stock options (“ISOs”) within the meaning of Section 422 of the Code or any successor provision, or in such other form consistent with the Plan, as the Committee may determine; except that, so long as so provided in such Section 422, no ISO may be granted under the Plan to any employee of an Affiliate which is not a subsidiary corporation (as such term is used in subsection (b) of Section 422 of the Code) of the Company.

      (2)  The option price per share of Common Stock shall be fixed by the Committee at not less than 100% of Market Value on the date of grant, but in no event shall the option price be less than the par value per share.

      (3)  Each option shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

      (4)  An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) in cash delivered by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (C) by delivery of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and for which the optionee has good title, free and clear of all liens and encumbrances) having a Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, or (D) a combination of (A) and (C), in each case to the extent set forth in the agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to clauses (B), (C) or (D). No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction).

      (b)  SARs.

      (1)  An SAR shall entitle its holder to receive from the Company, at the time of exercise or settlement of such right, an amount equal to the excess of Market Value (at the date of exercise) over a base price fixed by the Committee multiplied by the number of SARs which the holder is exercising or which are being settled. SARs may be tandem with any previously or contemporaneously granted option or independent of any option. The base price of a tandem SAR shall be the option price of the related option. The base price of an independent SAR shall be fixed by the Committee at not less than 100% of the Market Value of a share of Common Stock on the date of grant of the SAR. The amount payable may be paid by the Company in Common Stock (valued at its Market Value on the date of exercise), cash or a combination thereof, as the Committee may determine, which determination may take into consideration any preference expressed by the holder.

      (2)  Each SAR shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

      (3)  An SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs then being exercised and (ii) by executing such documents as the Company may reasonably request. To the extent a tandem SAR is exercised or settled, the related option will be cancelled and to the extent the related option is exercised, the tandem SAR will be cancelled.

      (c)  Restricted Stock.

      (1)  The Committee may award to any eligible employee shares of Common Stock, subject to this Section 4(c) and such other terms and conditions as the Committee may prescribe (such shares being called “restricted stock”). Subject to the Company’s discretion, each certificate for restricted stock shall be registered in the name of the participant or a nominee of the Company and deposited, together with a stock power endorsed in blank if requested by the Company, with the Company.

      (2)  There shall be established for each restricted stock award a restriction period (the “restriction period”) of such length as shall be determined by the Committee. A restricted stock award may be subject to such other conditions to vesting, including performance goals, as the Committee shall establish. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Committee may impose, the participant shall have all the rights of a holder of Common Stock as to such restricted stock. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested or accruing a yield. Upon the lapse of all restrictions on a restricted stock award, the Company shall deliver to the participant (or the participant’s legal representative or designated beneficiary) the certificates deposited pursuant to this Section 4(c)(2).

      (3)  Except as otherwise provided by the Committee at or subsequent to the time of grant, upon a termination of employment for any reason during the restriction period all shares still subject to restriction shall be forfeited by the participant.

      (d)  Restricted Stock Units.

      (1)  The Committee may award to any eligible employee restricted stock units (“restricted stock units”), subject to this Section 4(d) and such other terms and conditions as the Committee may prescribe. Upon termination of the restrictions related thereto, each restricted stock unit shall be converted into one share of Common Stock.

      (2)  There shall be established for each restricted stock unit award a restriction period (the “restricted stock unit restriction period”) of such length as shall be determined by the Committee. A restricted stock unit award may be subject to such other conditions to vesting, including performance goals, as the Committee shall establish. Restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restricted stock unit restriction period. Upon the lapse of all restrictions on a restricted stock unit award, each restricted stock unit shall be settled by delivery of one share of Common Stock and the Company shall deliver to the participant (or the participant’s legal representative or designated beneficiary) the certificates representing the number of shares of Common Stock. A participant holding restricted stock units shall have no rights of a holder of Common Stock.

      (3)  Except as otherwise provided by the Committee at or subsequent to the time of grant, upon a termination of employment for any reason during the restricted stock unit restriction period all restricted stock units still subject to restrictions shall be forfeited by the participant.

      (e)  Other Awards.

      (1)  Other awards may be granted under the Plan, including, without limitation, Common Stock, convertible debentures, other convertible securities, performance shares and other forms of award measured in whole or in part by the value of shares of Common Stock, the performance of the participant, or the performance of the Company, any Affiliate or any operating unit thereof. Such awards may be payable in Common Stock, cash or a combination thereof, and shall be subject to such restrictions and conditions, as the Committee shall determine. At the time of such an award, the Committee shall, if applicable, determine a performance period and performance goals to be achieved during the performance period, subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events such as changes in laws, regulations or accounting practices or unusual or non-recurring items or occurrences. Following the conclusion of each performance period, the Committee shall determine and certify in writing the extent to which performance goals have been attained.

      (2)(i)  In no event shall any participant receive a payment with respect to any other award hereunder if the minimum threshold performance goals requirement applicable to the payment is not achieved during the performance period.

      (ii)  With respect to all other awards granted to a “covered employee” within the meaning of Section 162(m) of the Code in any calendar year, the aggregate number of shares of Common Stock subject to such awards or with respect to which such awards are measured shall not exceed 20,000 shares.

      (iii) The Committee retains sole discretion to reduce the amount of or eliminate any payment otherwise payable to a participant with respect to any other award. The Committee may exercise such discretion by establishing conditions for payments with respect to other awards in addition to the performance goals, including the achievement of financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate.

      (3)  A participant may elect to defer all or a portion of any such award in accordance with procedures established by the Committee. Deferred amounts will be subject to such terms and conditions and shall accrue such yield thereon (which may be measured by Market Value and dividends thereon) as the Committee may determine. Payment of deferred amounts may be in cash, Common Stock or a combination thereof, as the Committee may determine. Deferred amounts shall be considered an award under the Plan. The Committee may establish a trust or trusts to hold deferred amounts or any portion thereof for the benefit of participants.

      (f)  Cash Payments. SARs and options which are not ISOs may, in the Committee’s discretion, provide that in connection with exercises thereof the holders will receive cash payments based on formulas designed to reimburse holders for their income tax liability resulting from such exercise and the payment made pursuant to this Section 4(f).

      (g)  Surrender. If so provided by the Committee at or subsequent to the time of grant, an award may be surrendered to the Company on such terms and conditions, and for such consideration, as the Committee shall determine.

      (h)  Foreign Alternatives. Without amending and notwithstanding the other provisions of the Plan, in the case of any award to be held by any participant who is employed outside the United States or who is a foreign national, the Committee may specify that such award shall be made on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

      5.   Miscellaneous Provisions.

      (a)  Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors or, if directors constituting not less than seventy percent (70%) of the whole Board of Directors so determine, by another committee consisting of not less than two (2) members of the Board of Directors. Subject to the limitations of the Plan, the Committee shall have full authority and discretion: (1) to select participants, (2) to make awards in such forms and amounts as it shall determine, (3) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (4) to approve the forms to carry out the purposes and provisions of the Plan, (5) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (6) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any award granted hereunder and (7) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. Notwithstanding the foregoing, except for any adjustment pursuant to Section 5(c), the Committee shall not have authority to reprice any stock option or SAR granted hereunder. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or actions approved in writing by all members of the Committee, shall constitute the acts of the Committee. The Committee’s determinations on matters within its authority shall be final, binding and conclusive. The Committee may, to the extent that any such action will not prevent an award from complying with Rule 16b-3 or, in the case of an award that is intended to be “qualified performance-based compensation” under such Section 162(m) of the Code, delegate any of its authority hereunder to such persons as it deems appropriate.

      (b)  Nontransferability. No award under the Plan shall be transferable other than (1) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (2) as otherwise permitted as set forth in the agreement relating to such award. Except to the extent permitted by the foregoing sentence, each award may be exercised or received during the participant’s lifetime only by the participant or the participant’s legal representative or similar person. Except as permitted by the second preceding sentence, no award shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

      (c)  Adjustments. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a cash dividend, the number and class of securities available under the Plan, the maximum number of shares available for any type of award or for grants to any person, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding award, and the terms of each other outstanding award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase or similar price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an award under the Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part after such adjustment, an amount in cash determined by multiplying (1) the fraction of such security (rounded to the nearest hundredth) by (2) the excess, if any, of (a) the Market Value on the vesting, exercise or settlement date over (b) the exercise or similar price, if any, of such award.

      (d)  Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An agreement relating to an award may provide that (1) the Company shall withhold cash or whole shares of Common Stock which would otherwise be delivered upon exercise or settlement of the award having, in the case of Common Stock, an aggregate Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the award (the “Tax Date”) in the amount necessary to satisfy any such obligation or (2) the holder of the award may satisfy any such obligation by any of the following means: (i) a cash payment to the Company, (ii) in the case of an option a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, (iii) delivery to the Company of previously owned whole shares of Common Stock (which the holder of the award has held for at least six months prior to the delivery of such shares or which the holder purchased on the open market and for which the holder has good title, free and clear of all liens and encumbrances) having an aggregate Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (iv) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise or settlement of the award having an aggregate Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (v) any combination of (i) and (iii), in each case to the extent set forth in the agreement relating to the award; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to clauses (ii) through (v). An agreement relating to an award may not provide for shares of Common Stock to be delivered or withheld having a Market Value in excess of the minimum amount required to be withheld. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

      (e)  Listing and Legal Compliance. The Committee may suspend the exercise or payment of any award if it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee

      (f)  Beneficiary Designation. To the extent permitted by the Company, participants may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of their death before they receive any or all of such benefits. Each designation will revoke all prior designations by the same participant, shall be in a form prescribed by the Company, and will be effective only when filed by the participant in writing with the Company during the participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at a participant’s death shall be paid to the participant’s estate.

      (g)  Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any participant’s employment at any time, nor confer upon any participant any right to continue in the employ of the Company or any Affiliate for any period of time or to continue his or her present or any other rate of compensation. No employee shall have a right to be selected as a participant, or, having been so selected, to be selected again as a participant.

      (h)  Amendment. The Board of Directors, through a resolution adopted by directors constituting at least seventy percent (70%) of the whole Board of Directors, may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Code. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

      6.   Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at a meeting of stockholders, shall become effective on the date of such approval. In the event that the Plan is not approved by the stockholders of the Company, the Plan and any outstanding awards shall be null and void. The Plan shall terminate ten years after its effective date, unless terminated earlier by the Board of Directors through a resolution adopted by directors constituting at least seventy percent (70%) of the whole Board of Directors. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination.

As adopted by the Board of Directors on January 20, 2004.

APPENDIX B

APTARGROUP, INC.

2004 DIRECTOR STOCK OPTION PLAN

      1.   Purpose of Plan. The purpose of this Plan (the “Plan”) is to promote the long-term financial interests of the Company and its subsidiaries by:

      (a)  providing an incentive for all non-employee members of the Board of Directors (the “Non-Employee Directors”) to maximize the long-term value of the Company’s Common Stock and otherwise act in the best interest of the Company’s stockholders;

      (b)  providing Non-Employee Directors with the opportunity to acquire a greater stake in the future of the Company and its subsidiaries through stock ownership; and

      (c)  attracting and retaining highly qualified Non-Employee Directors who will contribute in exceptional ways to the long-term financial success of the Company and its subsidiaries.

      2.   Definitions. The following words and phrases have the respective meanings indicated below unless a different meaning is plainly implied by the context.

      (a)  “Award Date” means a date specified in Section 5 for awards of options.

      (b)  “Board of Directors” means the Board of Directors of the Company.

      (c)  “Code” means the Internal Revenue Code of 1986, as amended.

      (d)  “Committee” means the Compensation Committee or other committee of the Board of Directors which, pursuant to Section 3, has authority to administer the Plan.

      (e)  “Common Stock” means Common Stock, par value $.01 per share, of the Company.

      (f)  “Company” means AptarGroup, Inc., a Delaware corporation, and its successors.

      (g)  “Eligible Director” means any present or future member of the Board of Directors who, on an Award Date, (1) is a member of the Board of Directors, and (2) is not an employee of the Company or any of its subsidiaries.

      (h)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (i)  “Market Value” on any date means the closing price of Common Stock on that date (or, if such date is not a trading date, on the next preceding date which was a trading date) on the New York Stock Exchange Composite Transactions list, as subsequently reported in The Wall Street Journal or as determined in accordance with procedures established by the Committee.

      (j)  “option” means a right awarded to a participant pursuant to the Plan to purchase a designated number of shares of Common Stock at a stated price for a stated period of time. To the extent that right is exercisable as to shares pursuant to Section 7, the participant may exercise that right according to Section 9 as to all such shares at any time or as to a portion of such shares from time to time. Options are not intended to qualify as incentive stock options under Code Section 422.

      (k)  “option agreement” means an agreement between the Company and a Non-Employee Director relating to an option.

      (l)  “participant” means an Eligible Director who has been awarded an option.

      (m) “Plan” means the plan set forth in this 2004 Director Stock Option Plan, as it may be amended from time to time.

      (n)  “subsidiary” means any corporation fifty percent or more of the voting stock of which is owned, directly or indirectly, by the Company.

      (o)  “whole Board of Directors” means the total number of directors which the Company would have on the Board of Directors if there were no vacancies.

      3.   Administration of Plan.

      (a)  The Plan shall be administered by the Compensation Committee of the Board of Directors or, if directors constituting not less than seventy percent (70%) of the whole Board of Directors so determine, by another committee consisting of not less than two (2) members of the Board of Directors. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or actions approved in writing by all members of the Committee, shall constitute the acts of the Committee.

      (b)  The Committee shall have full authority and discretion to adopt rules and regulations and prescribe or approve the forms to carry out the purposes and provisions of the Plan. The Committee’s interpretation and construction of any provision of the Plan or any option shall be final, binding and conclusive. Notwithstanding the foregoing, except for any adjustment pursuant to Section 11, the Committee shall not have authority to reprice any option granted hereunder.

      4.   Shares Subject to Plan. Subject to adjustment as provided in Section 11, 80,000 shares of Common Stock shall be available for grants of options under the Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option, then such shares of Common Stock shall again be available under the Plan. Shares of Common Stock available under the Plan may be treasury shares reacquired by the Company or authorized and unissued shares, or a combination of both.

      5.   Size and Frequency of Option Awards. In each of the years 2005 though 2008, inclusive, on the third trading date following the date of the Company’s annual meeting of stockholders, each Non-

Employee Director who is then an Eligible Director and who has not theretofore been awarded an option shall be awarded an option to purchase the number of shares of Common Stock set forth opposite the year below (subject to adjustment as provided in Section 11):

Year	Number

2005	8,000
2006	6,000
2007	4,000
2008	2,000

      6.   Option Price. The option price per share under each option shall be 100% of Market Value on its Award Date, but in no event shall the option price be less than the par value per share.

      7.   Exercisability of Options. Provided the holder is then a member of the Board of Directors and not an employee of the Company or any or its subsidiaries, each option will become exercisable as to 2,000 shares (subject to adjustment as provided in Section 11) on the date which is six months after the Award Date and, on the earlier to occur of (a) each anniversary of the Award Date and (b) the day immediately preceding the date of that year’s annual meeting of stockholders, each option will become exercisable as to an additional 2,000 shares (subject to adjustment as provided in Section 11) until such option shall have become exercisable in full. An option agreement may provide that, upon the occurrence of specified events (such as a change in control of the Company), each option shall become exercisable in full.

      8.   Term of Option. Subject to the next sentence, each option, to the extent such option has become exercisable, shall be exercisable for ten years from its Award Date, after which the unexercised portion thereof shall expire. In the event of termination of service of a participant as a member of the Board of Directors for any reason (including without limitation expiration of term without reelection, resignation, retirement, total disability or death), each option previously granted to the participant shall cease to be exercisable on the fifth anniversary of the date of termination or, if earlier, on the tenth anniversary of the Award Date of such option. Subject to the foregoing, upon the death of a participant, options held by the participant at death may, to the extent then exercisable, be exercised by the legal representative of the deceased participant’s estate.

      9.   Exercise of Options. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, or (B) in cash delivered by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise and (ii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to clause (B). No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company’s satisfaction).

      10.  Nontransferability of Options. No option shall be transferable other than (a) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the

Company or (b) as otherwise permitted as set forth in the agreement relating to such option. Except to the extent permitted by the foregoing sentence, each option may be exercised during the participant’s lifetime only by the participant or the participant’s legal representative or similar person. Except as permitted by the second preceding sentence, no option shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option, such option and all rights thereunder shall immediately become null and void.

      11.  Adjustments. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a cash dividend, the number and class of securities available under the Plan, the number and class of securities subject to each outstanding option, the purchase price per security, and the number of securities subject to each option to be granted to Non-Employee Directors pursuant to Section 5 shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an option under the Plan, the Company shall pay the participant, in connection with the first exercise of the option in whole or in part after such adjustment, an amount in cash determined by multiplying (1) the fraction of such security (rounded to the nearest hundredth) by (2) the excess, if any, of (a) the Market Value on the exercise date over (b) the exercise price of the option.

      12.  Tax Withholding. The Company shall have the power to withhold, or to require a participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to the participant’s exercise of an option and/or receipt of a cash payment in connection therewith.

      13.  Amendment. The Board of Directors, through a resolution adopted by directors constituting at least seventy percent (70%) of the whole Board of Directors, may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder.

      14.  Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at a meeting of stockholders, shall become effective on the date of such approval. In the event that the Plan is not approved by the stockholders of the Company, the Plan and any outstanding options shall be null and void. The Plan shall terminate in accordance with Section 5 unless terminated earlier by the Board of Directors. Termination of the Plan shall not affect the terms or conditions of any option granted prior to termination.

As adopted by the Board of Directors on January 20, 2004.

APPENDIX C

Audit Committee Charter

Mission Statement

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of financial statements and other financial information. The Committee will review the financial reporting process, the system of internal control, the audit process, the qualifications and independence of the Company’s external auditor (the “Independent Auditor”) and the Company’s process for monitoring compliance with laws and regulations and with the Company’s Code of Business Conduct and Ethics. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management and the Independent Auditors. To effectively perform his or her role, each committee member will obtain an understanding of the Company’s business operation and risks, as well as an understanding of the detailed responsibilities of committee membership.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s financial statements are the responsibility of management. The Independent Auditors are responsible for planning and conducting audits to determine whether the financial statements present fairly in all material respects the financial position of the Company.

Membership

The Audit Committee shall be composed solely of directors of the Company, each of whom (a) shall have been determined by the Board to have no material relationship with the Company and (b) shall otherwise satisfy all applicable requirements for audit committee service, including requirements with respect to independence and financial literacy imposed by the New York Stock Exchange, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”). One member of the Audit Committee shall be an “audit committee financial expert,” as such term is defined by the SEC. The Audit Committee shall have at least three members. No director who serves on the audit committee of more than two public companies other than the Company shall be eligible to serve as a member of the Audit Committee. Determinations as to whether a particular director satisfies the requirements for membership on the Audit Committee shall be made by the Board.

The members of the Committee shall be appointed by the Board and shall serve for such term or terms as the Board may determine. A chairperson of the Committee shall be designated by the Board.

Meetings

The Committee shall meet as often as it determines, but not less frequently than quarterly. The Committee shall meet periodically with management and the Independent Auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company’s outside legal counsel or Independent Auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Roles and Responsibilities

The Committee shall:

Financial Statement and Disclosure Matters

1.	Require that the Independent Auditors keep the Committee informed about fraud, illegal acts, and deficiencies in internal control and certain other matters.

2.	Ask management about the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

3.	Discuss the annual audited financial statements and quarterly financial statements with management and the Independent Auditor, including the disclosures under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

4.	Discuss earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies prior to their public release. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

5.	Review the findings of any examinations (including comment letters) by the regulatory agencies such as the Securities and Exchange Commission.

6.	Review reports to management prepared by the Independent Auditor or internal audit and any responses to the same by management.

7.	Review with the Independent Auditor any audit problems or difficulties and management’s response

8.	Discuss with the Independent Auditor the Independent Auditor’s judgment about the quality, not just the acceptability, of the accounting principles applied in the Company’s financial reporting.

9.	Obtain and review annually, prior to the completion of the Independent Auditor’s annual audit of the Company’s year-end financial statements, a report from the Independent Auditor, describing (a) all critical accounting policies and practices used in the preparation of the Company’s year-end financial statements, (b) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor, and (c) other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences.

10.	Discuss with the Independent Auditor the Independent Auditor’s judgment about the competence, performance and cooperation of management.

11.	Discuss with the Chief Financial Officer and management their views as to the competence, performance and independence of the Independent Auditor.

12.	Review the effect of off-balance sheet structures, if any, on the Company’s financial statements.

13.	Review the effect of regulatory and accounting initiatives on the Company’s financial statements.

14.	Review with the Company’s legal counsel as deemed necessary any legal matters that could have a significant impact on the Company’s financial statements.

           Oversight of the Company’s Relationship with the Independent Auditor

15.	Be directly responsible for the appointment, retention, termination, compensation, review of the audit scope, and oversight of the Independent Auditor. The Committee shall also be responsible for the resolution of disagreements between management and the Independent Auditor regarding financial reporting. The Independent Auditor shall report directly to the Audit Committee.

16.	Pre-approve all auditing and non-audit services to be provided to the Company by the Independent Auditor, subject to any exceptions provided in the Exchange Act.

17.	Discuss the Independent Auditor’s audit quality control and the results of peer reviews that are publicly available with the Independent Auditor, at least annually.

18.	Address the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit. Consider whether, in order to assure continuing auditor independence, the audit firm itself should be rotated.

           Other Functions

19.	Require that the Code of Business Conduct and Ethics is formalized in writing and periodically obtain acknowledgments from management regarding its compliance with the Code of Business Conduct and Ethics.

20.	Periodically meet with the Independent Auditors, the person responsible for the internal audit function and management in separate executive sessions.

21.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Review periodically with management these procedures and any significant complaints received.

22.	Review and approve in advance any hiring for the Company’s senior financial staff of personnel who have been employed by the Independent Auditor within the previous two years.

23.	Where appropriate, hire outside legal, accounting or other advisors at the Company’s expense, but at the funding levels determined by the Committee, to assist and perform its responsibilities under this charter and such other duties, as the Board of Directors shall from time to time assign to it.

24.	Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board before its approval.

25.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

26.	Report regularly to the Board, both with respect to the activities of the Audit Committee generally and with respect to any issues that arise regarding the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Independent Auditor and the performance of the internal audit function.

27.	Conduct an annual performance evaluation of the Committee.

APTARGROUP, INC.
475 W. TERRA COTTA AVENUE
SUITE E
CRYSTAL LAKE, IL 60014

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AptarGroup, Inc.

     Nominees for Election of Directors:

		For	Withhold	For All
1.	01) Alain Chevassus	All	All	Except
02) Stephen J. Hagge
	03) Carl A. Siebel	☐	☐	☐

To withhold authority to vote, mark “For All Except”
and write the nominee’s number on the line below.

Vote on Proposals		For	Against	Abstain

2.	Proposal to Approve the AptarGroup, Inc. 2004 Stock Awards Plan.	☐	☐	☐

3.	Proposal to Approve the AptarGroup, Inc. 2004 Director Stock Option Plan.	☐	☐	☐

IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY
PROPERLY BE BROUGHT BEFORE THE MEETING

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy, please note that you will continue to receive a proxy card for voting purposes only
☐ YES	☐ NO

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

AptarGroup, Inc.
475 West Terra Cotta Ave., Suite E
Crystal Lake, IL 60014

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Ralph A. Poltermann and Matthew J. DellaMaria, or either of them (each with full power of substitution), are hereby authorized to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at the annual meeting of stockholders of AptarGroup, Inc., to be held on May 5, 2004, and at any adjournment thereof.

The shares represented by this proxy will be voted as herein directed, but if no direction is given, the shares will be voted FOR ALL Director Nominees and FOR each proposal. This proxy revokes any proxy previously given.